UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 2, 2007

BLINK LOGIC INC.

(Exact name of registrant as specified in its charter)

Nevada 000-05996 91-0835748 (State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

1038 Redwood Highway, Suite 100A

Mill Valley, CA 94941

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (415) 389-1625

DataJungle Software Inc.

(Former name or former address, if changed since last report)

Copies to:

Gregory Sichenzia, Esq.

Darrin Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On November 2, 2007, DataJungle Software Inc. (the “Company”) filed an Articles of Merger to merge Blink Logic Inc., a wholly-owned subsidiary of the Company into the Company with the Secretary of State of the State of Nevada.  Pursuant to the Articles of Merger, the Company’s Articles of Incorporation were amended to change its name from DataJungle Software Inc. to Blink Logic Inc.

In addition, effective November 8, 2007, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from DJSW to BLLG.  A copy of the Articles of Merger changing the Company’s name to Blink Logic Inc. is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Merger of the DataJungle Software (the “Company”), dated November 2, 2007, merging Blink Logic Inc. into the Company and changing the Company’s name to Blink Logic Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Blink Logic, Inc.

/s/ L.R. Bruce _____________________ Date: November 8, 2007 L.R. Bruce Chief Financial Officer

EXHIBITS

Exhibit Number	Description
3.1	Articles of Merger of the DataJungle Software (the “Company”), dated November 2, 2007, merging Blink Logic Inc. into the Company and changing the Company’s name to Blink Logic Inc.